Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107731) and on Form S-8 (No. 333-104475) of Friedman, Billings, Ramsey Group, Inc. of our report dated February 4, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland

March 12, 2004